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                                                                    EXHIBIT 99.1


NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:          or                     Investors:
Glenn Nortman                            Robert Weiner
5B Technologies Corporation              Capital Communications Group, Inc.
Chief Executive Officer                  Phone: (561) 391-2112
Phone: (516) 938-3400                    Media:
                                         Donna Autuori
                                         Autuori Corporate Communications, Inc.
                                         Phone: (631) 969-0958

     5B TECHNOLOGIES CORPORATION ANNOUNCES SALE OF THE MAJORITY OF ITS LEASE
            PORTFOLIO AND THE DISCONTINUANCE OF ITS LEASING BUSINESS

         JERICHO, NY, May 4, 2000 - 5B Technologies Corporation (Nasdaq: FIVE) today announced that it has sold the majority of its computer lease portfolio to Stamford Computer Group Inc. (Stamford, CT), and discontinued operations of its leasing business, which has been conducted by the Company's wholly-owned subsidiary, Paramount Operations Inc. In conjunction with the discontinuance of its leasing business, the Company anticipates that it will record a predominantly non-cash, one-time pretax charge of approximately $975,000, which will be recorded in the quarter ended March 31, 2000. Terms of the transaction were not disclosed.

         This sale transaction and the discontinuance of the leasing operations reflect the continuing execution of the Company's strategy to focus on its systems integration, Internet infrastructure services and end-to-end e-commerce solutions business conducted by Paratech Resources Inc. The Company began this process with the formation of Paratech Resources in 1997, and building upon that business with the addition of two acquired companies in late 1998 and early 1999. In February 2000, the Company effected a change in its corporate identity to 5B Technologies to further solidify its strategy, and align its structure to its primary operating activities.

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5B TECHNOLOGIES CORPORATION ANNOUNCES SALE OF LEASING PORTFOLIO
Page 2: May 4, 2000



         Glenn Nortman, CEO of 5B Technologies Corporation, commented, "Our Company was founded on the strength and service of our computer leasing business, which enabled our growth since 1991 and supported the development of new complementary businesses. We have developed a comprehensive service offering in the technology sector, primarily focused on the development of Internet infrastructure, e-commerce solutions, Internet security and systems integration services for businesses. Through extensive evaluation of our leasing business by our Board of Directors, we have determined that the Company's long-term growth strategy would be enhanced by discontinuing the operations of the leasing business and sharpening the focus of our efforts and resources on the operations we believe will generate the greatest value for our stockholders over the long-term. We plan to utilize the cash consideration from the sale for working capital and to expand our systems integration, Internet infrastructure and e-commerce business to further enhance our position in the marketplace."

         The Company's Paratech Resources subsidiary has developed relationships over the past two years with many clients, including such well known companies as Cendant Corporation (NYSE:CD), Dover Corporation (NYSE:DOV), Girl Scouts of America, Henry Schein, Inc. (Nasdaq:HSIC) and The Limited Inc. (NYSE:LTD). Paratech Resources also has established strategic alliances with many companies in the technology space, including Allaire Corporation (Nasdaq:ALLR), Cisco Systems (Nasdaq:CSCO), Citrix Systems Inc. (Nasdaq: CTXS), Computer Associates (NYSE:CA), Great Plains Software, Inc. (Nasdaq:GPSI), Intershop, Inc., Microsoft, Inc. (Nasdaq: MSFT) and RSA Security, Inc. (Nasdaq:RSAS). The Company's alliances enable it to utilize various technologies to both optimize and customize the design and development of comprehensive end-to-end solutions for its customers in the areas of technology infrastructure, systems integration, security, e-commerce, and other critical solutions to support their business objectives.

         "Throughout the history of 5B Technologies, we have aligned the Company's activities to emerging rapid growth markets. We have targeted our efforts toward seizing significant market opportunities by developing strong business and unique operating models, and then executing our models with creativity, expertise, and excellent service to meet and exceed the expectations of our customers. Over the past two years we have transformed our Company to focus on capturing an increasing share of the significant market opportunities that exist in the Internet and e-commerce sectors. The sale of our leasing business better positions the Company to unlock the potential of our primary business as well as generate higher overall revenue growth, and to achieve consistent profitability over the long term," concluded Mr. Nortman, CEO of 5B Technologies Corporation.

         5B Technologies Corporation and subsidiaries is a comprehensive business solution provider, offering customers a wide range of integrated services, including customized design and development of Internet Infrastructure and e-commerce solutions, information technology consulting, systems integration, and staffing services.

         Statements contained in this press release, which are not historical facts, are forwarding-looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein contain a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, specific factors impacting the Company's business including increased competition; the ability of the Company to expand its operations and attract and retain qualified sales representatives experienced in the Internet and Information Technology ("IT") sectors; the ability of the Company to attract and retain Internet solutions and IT professionals skilled in specific applications; the ability of the Company to attract and retain qualified personnel in the legal staffing sector; the availability of computer equipment; technological obsolescence of the Company's computer equipment; competition in the Internet solutions and IT consulting sector and general economic conditions.

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